As filed with the Securities and Exchange Commission on June 21, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Fidelity National Information Services, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Georgia	37-1490331
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

601 Riverside Avenue

Jacksonville, Florida 32204

(904) 438-6000

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Caroline Tsai

Corporate Executive Vice President and Chief Legal Officer

601 Riverside Avenue

Jacksonville, Florida 32204

(904) 438-6660

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

Robert S. Rachofsky

Julian D. Golay

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019

(212) 728-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PROSPECTUS

FIDELITY NATIONAL INFORMATION SERVICES, INC.

COMMON STOCK, PREFERRED STOCK, DEPOSITARY SHARES,

DEBT SECURITIES, WARRANTS, PURCHASE CONTRACTS AND UNITS

Fidelity National Information Services, Inc. may from time to time in one or more offerings offer and sell shares of common stock, shares of preferred stock, depositary shares representing fractional interests in shares of preferred stock or debt securities, senior or subordinated debt securities, warrants, purchase contracts and units.

We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and any accompanying prospectus supplement, together with the documents incorporated by reference in this prospectus or any accompanying prospectus supplement, carefully before you make your investment decision.

We may sell these securities to or through underwriters and also to other purchasers or through agents. The names of any underwriters or agents and the specific terms of a plan of distribution will be stated in an accompanying prospectus supplement.

In addition, shareholders of ours (each a “selling shareholder”) may offer and sell our common stock from time to time in one or more offerings. We will describe the specific terms and manner of such offerings in a prospectus supplement, which will also provide information about the selling shareholders and the number of shares that may be sold. We will not receive any proceeds from the sale of shares of our common stock by any selling shareholders.

Our common stock is listed on the New York Stock Exchange under the trading symbol “FIS.” Other than for our common stock, there is no market for the other securities we may offer.

Investing in our securities involves risks. See “Risk Factors” in our most recent annual report on Form 10-K, which is incorporated by reference herein, as well as in any other recently filed quarterly or current reports and, if any, in the relevant prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of offered securities unless accompanied by a prospectus supplement.

The date of this prospectus is June 21, 2022

You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

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ABOUT THIS PROSPECTUS

Unless otherwise stated or the context otherwise requires, references in this prospectus to “FIS,” “we,” “our,” “ours,” or “us” refer to Fidelity National Information Services, Inc., together with its subsidiaries.

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we may issue any combination of securities described in this prospectus from time to time and in an unlimited amount. This prospectus provides you with a general description of the securities we may offer. Each time we or a selling shareholder sells securities, a prospectus supplement that will contain specific information about the terms of that offering will be provided. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus, in any prospectus supplement or in any permitted free writing prospectuses we have authorized for use with respect to the applicable offering or transaction. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information in this prospectus, any accompanying prospectus supplement, and any other document incorporated by reference is accurate only as of the date on the front cover of the respective documents. Our business, financial condition, results of operations and prospects may have changed since such date.

RISK FACTORS

Investing in the securities to be offered by this prospectus and any applicable prospectus supplement involves risk. Before you make a decision to buy our securities, you should read and carefully consider the risks and uncertainties discussed below under “Forward-Looking Statements” and the risk factors set forth in our most recent Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed with the SEC prior to the date of this prospectus, and in the documents and reports that we file with the SEC after the date of this prospectus that are incorporated by reference into this prospectus, as well as any risks described in any applicable prospectus supplement and any related free writing prospectus or in other documents that are incorporated by reference therein. Additional risks not currently known to us or that we currently deem immaterial may also have a material adverse effect on us.

FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus and any related prospectus supplement, or incorporated by reference in this prospectus and any related prospectus supplement, or in any permitted free writing prospectuses we have authorized for use with respect to the applicable offering or transaction, that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or “Securities Act” and Section 21E of the Securities Exchange Act of 1934, as amended, or “Exchange Act,” including statements regarding our expectations, hopes, intentions, or strategies regarding the future. These statements relate to, among other things, the future financial and operating results of FIS. In many cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” or the negative of these terms, and other comparable terminology. Actual results could differ materially from those anticipated in these statements as a result of a number of factors, including, but not limited to:

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the outbreak or recurrence of the novel coronavirus and any related variants (“COVID-19”) and measures to reduce its spread, including the impact of governmental or voluntary actions such as business shutdowns and stay-at-home orders in certain geographies;

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the duration, including any recurrence, of the COVID-19 pandemic and its impacts, including reductions in consumer and business spending, and instability of the financial markets in heavily impacted areas across the globe;

•	the economic and other impacts of COVID-19 on our clients which affect the sales of our solutions and services and the implementation of such solutions;

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the risk of losses in the event of defaults by merchants (or other parties) to which we extend credit in our card settlement operations or in respect of any chargeback liability, either of which could adversely impact liquidity and results of operations;

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changes in general economic, business and political conditions, including those resulting from COVID-19 or other pandemics, a recession, intensified international hostilities, acts of terrorism, increased rates of inflation, changes in either or both the U.S. and international lending, capital and financial markets or currency fluctuations;

•	the risk that acquired businesses will not be integrated successfully or that the integration will be more costly or more time-consuming and complex than anticipated;

•	the risk that cost savings and synergies anticipated to be realized from acquisitions may not be fully realized or may take longer to realize than expected;

•	the risks of doing business internationally;

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the effect of legislative initiatives or proposals, statutory changes, governmental or other applicable regulations and/or changes in industry requirements, including privacy and cybersecurity laws and regulations;

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the risks of reduction in revenue from the elimination of existing and potential customers due to consolidation in, or new laws or regulations affecting, the banking, retail and financial services industries or due to financial failures or other setbacks suffered by firms in those industries;

•	changes in the growth rates of the markets for our solutions;

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the amount, declaration and payment of future dividends is at the discretion of our Board of Directors and depends on, among other things, our investment opportunities, results of operations, financial condition, cash requirements, future prospects, the duration and impact of the COVID-19 pandemic, and other factors that may be considered relevant by our Board of Directors, including legal and contractual restrictions;

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the amount and timing of any future share repurchases is subject to, among other things, our share price, our other investment opportunities and cash requirements, our results of operations and financial condition, our future prospects and other factors that may be considered relevant by our Board of Directors and management;

•	failures to adapt our solutions to changes in technology or in the marketplace;

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internal or external security breaches of our systems, including those relating to unauthorized access, theft, corruption or loss of personal information and computer viruses and other malware affecting our software or platforms, and the reactions of customers, card associations, government regulators and others to any such events;

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the risk that implementation of software, including software updates, for customers or at customer locations or employee error in monitoring our software and platforms may result in the corruption or loss of data or customer information, interruption of business operations, outages, exposure to liability claims or loss of customers;

•	the reaction of current and potential customers to communications from us or regulators regarding information security, risk management, internal audit or other matters;

•	the risk that policies and resulting actions of the current administration in the U.S. may result in additional regulations and executive orders, as well as additional regulatory and tax costs;

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competitive pressures on pricing related to the decreasing number of community banks in the U.S., the development of new disruptive technologies competing with one or more of our solutions, increasing presence of international competitors in the U.S. market and the entry into the market by global banks and global companies with respect to certain competitive solutions, each of which may have the impact of unbundling individual solutions from a comprehensive suite of solutions we provide to many of our customers;

•	the failure to innovate in order to keep up with new emerging technologies, which could impact our solutions and our ability to attract new, or retain existing, customers;

•	an operational or natural disaster at one of our major operations centers;

•	failure to comply with applicable requirements of payment networks or changes in those requirements;

•	fraud by merchants or bad actors; and

•	other risks detailed elsewhere in this document and in our other filings with the Securities and Exchange Commission.

Other unknown or unpredictable factors also could have a material adverse effect on our business, financial condition, results of operations and prospects. Accordingly, readers should not place undue reliance on these forward-looking statements. These forward-looking statements are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. We assume no obligation to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. You should carefully consider the possibility that actual results may differ materially from forward-looking statements in or incorporated into this prospectus or any related prospectus supplement.

FIDELITY NATIONAL INFORMATION SERVICES, INC.

FIS is a leading provider of technology solutions for financial institutions and businesses of all sizes and across any industry globally. We enable the movement of commerce by unlocking the financial technology that powers the world’s economy. Our employees are dedicated to advancing the way the world pays, banks and invests through our trusted innovation, system performance and flexible architecture. We help our clients use technology in innovative ways to solve business-critical challenges and deliver superior experiences for their customers. Headquartered in Jacksonville, Florida, FIS is a member of the Fortune 500® and the Standard & Poor’s 500® Index.

Our executive offices are located at 601 Riverside Avenue, Jacksonville, Florida 32204, and our telephone number is (904) 438-6000.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of securities offered by us will be used for general corporate purposes, which may include, but are not limited to, working capital, capital expenditures, the financing of future acquisitions and the repayment or refinancing of outstanding indebtedness. Until we use the net proceeds in this manner, we may temporarily use them to make short-term investments or reduce short-term borrowings. We will not receive any proceeds from the sale of securities by selling shareholders.

DESCRIPTION OF CAPITAL STOCK

The following description of select provisions of (a) our Amended and Restated Articles of Incorporation, which we refer to as our articles of incorporation, (b) our Fifth Amended and Restated Bylaws, which we refer to as our bylaws, and (c) Georgia law is necessarily general and does not purport to be complete.

This summary is qualified in its entirety by reference in each case to the applicable provisions of our articles of incorporation and our bylaws. We have incorporated by reference our articles of incorporation and our bylaws as exhibits to the registration statement of which this prospectus forms a part.

General

Stock Outstanding. Our authorized capital stock consists of 950,000,000 shares, of which 750,000,000 are designated “Common Stock” and have a par value of $0.01 per share, and 200,000,000 shares are designated “Preferred Stock” and have a par value of $0.01 per share. As of June 15, 2022, 607,946,380 shares of Common Stock and no shares of Preferred Stock were issued and outstanding.

Common Stock

Holders of our Common Stock are entitled to receive dividends that may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of FIS legally available for the payment of dividends. Holders of our Common Stock have the right to vote for the election of directors and on all other matters requiring shareholder action, each share being entitled to one vote. Upon the voluntary or involuntary dissolution of FIS, the net assets of FIS available for distribution shall be distributed pro rata to the holders of the Common Stock in accordance with the number of shares of Common Stock held by them. The rights and privileges of holders of our Common Stock are subject to the rights and preferences of the holders of any series of Preferred Stock that we may issue in the future, as described below.

Preferred Stock

The Preferred Stock may be issued from time to time without shareholder consent by approval of our board of directors, which we refer to as our board, as shares of one or more series. The number of shares of each series of Preferred Stock, and the voting powers, designations, preferences, rights, qualifications, limitations and restrictions of or on such shares shall be as fixed and determined by our board prior to the issuance of any such shares, in the manner authorized by the Georgia Business Corporation Code, which we refer to as the Georgia Code. The authority of our board with respect to each series of the Preferred Stock includes, without limiting the generality of the foregoing, the establishment of any or all of the voting powers, preferences, designations, rights, qualifications, limitations and restrictions described in Section 14-2-601(d) of the Georgia Code, and any others determined by our board, any of which may be different from or the same as those of any other class or series of FIS’ shares.

Our board is expressly authorized at any time to adopt resolutions providing for the issuance of, or providing for a change in the number of, shares of any particular series of Preferred Stock and at any time and from time to time to file articles of amendment which are effective without shareholder action to increase or decrease the number of shares included in any series of Preferred Stock (but not to decrease the number of shares in any series below the number of shares then issued), to eliminate the series where no shares are issued, or to set or change in any one or more respects the voting powers, preferences, designations, rights, qualifications, limitations or restrictions relating to the shares of the series, except as otherwise provided by law or in the articles of amendment establishing any such series.

Anti-Takeover Effects of Certain Provisions of our Articles of Incorporation, our Bylaws and Georgia Law

A number of provisions of our articles of incorporation and our bylaws deal with matters of corporate governance and the rights of shareholders. The following discussion is a general summary of select provisions of our articles of incorporation, our bylaws and certain Georgia law that might be deemed to have a potential “anti-takeover” effect. These provisions may have the effect of discouraging a future takeover attempt which is not approved by our board but which individual shareholders may deem to be in their best interest or in which shareholders may be offered a substantial premium for their shares over then-current market prices. As a result, shareholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions also render the removal of the incumbent board or management more difficult.

Common Stock. Our unissued shares of authorized Common Stock will be available for future issuance without additional shareholder approval. While the authorized but unissued shares are not designed to deter or prevent a change of control, under some circumstances we could use the authorized but unissued shares to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control by, for example, issuing those shares in private placements to purchasers who might side with our board in opposing a hostile takeover bid.

Preferred Stock. The existence of authorized but unissued Preferred Stock could reduce our attractiveness as a target for an unsolicited takeover bid since we could, for example, issue shares of Preferred Stock to parties that might oppose such a takeover bid or issue shares of Preferred Stock containing terms the potential acquiror may find unattractive. This ability may have the effect of delaying or preventing a change of control, may discourage bids for our Common Stock at a premium over the market price of our Common Stock, and may adversely affect the market price of, and the voting and the other rights of the holders of, our Common Stock.

Board of Directors and Related Provisions. Our articles of incorporation provide that the number of directors is to be not less than five and not more than fifteen and is to be set by resolution of our board from time to time. Our articles of incorporation provide that any vacancy on our board that results from an increase in the number of directors, or from the death, resignation, retirement, disqualification, or removal from office of any director, will be filled by a majority of the remaining members of our board, though less than a quorum, or by the sole remaining director. Any director elected to fill a vacancy resulting from the death, resignation, retirement, disqualification, or removal from office of a director will have the same remaining term as his or her predecessor. Accordingly, our board can prevent any shareholder from enlarging our board and filling the new directorships with that shareholder’s own nominees.

Special Meetings of Shareholders. Our bylaws provide that special meetings of shareholders may be called by the chairman of our board, the vice chairman, our chief executive officer, our president, our board of directors by vote at a meeting of our board of directors, or a majority of our directors in writing without a meeting. Such special meetings may also be called by the holders of 100% of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting, if such holders sign, date, and deliver to us one or more demands in writing or by electronic transmission for the meeting describing the purpose or purposes for which it is to be held. This provision could have the effect of inhibiting shareholder actions that require a special meeting of shareholders, unless our board, the chairman of our board, the vice chairman, our chief executive officer or our president calls such a special meeting.

Advance Notice Requirements for Shareholder Proposals and Director Nominees. Our bylaws provide that if one of our shareholders desires to submit a proposal or nominate persons for election as directors at an annual shareholders’ meeting, the shareholder’s written notice must be received by the secretary of FIS at the principal executive offices of FIS not less than 120 days prior to the first anniversary of the date that the proxy statement for the immediately preceding annual meeting of shareholders was released to shareholders. However, if no annual meeting of the shareholders was held in the previous year or if the date of the annual meeting of the shareholders has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, the notice shall be delivered to and received by the secretary of FIS at the principal executive offices of FIS not later than the last to occur of (i) the date that is 150 days prior to the date of the contemplated annual meeting or (ii) the date that is 10 days after the date of the first public announcement or other notification to the shareholders of the date of the contemplated annual meeting. In the case of a special meeting, to be timely, a shareholder’s proposal must be delivered to the secretary of FIS at the principal executive offices of FIS no later than the close of business on the earlier of (i) the 30th day following the public announcement that a matter will be submitted to a vote of the shareholders at a special meeting or (ii) the 10th day following the day on which notice of the special meeting was given. The notice must describe the proposal or nomination and set forth the name and address of, and the stock held of record and beneficially by, the shareholder, together with other specified information. Our board of directors may make such rules, regulations and procedures for the conduct of meetings of shareholders as it shall deem necessary, appropriate or convenient. Subject to any such rules, regulations and procedures established by our board of directors, the presiding officer of any meeting of the shareholders shall have the authority to, among other things, determine the order of business of the meeting and establish rules for, and appoint personnel to assist in, preserving the orderly conduct of the business of the meeting. In no event shall the adjournment, postponement or rescheduling of an annual or special meeting of shareholders (or the public announcement thereof) commence a new period (or extend any period) for the giving of a notice of nomination as described above. The advance notice requirements regulating shareholder nominations and proposals may have the effect of precluding a contest for the election of directors or the introduction of a shareholder proposal if the requisite procedures are not followed and may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or to introduce a proposal.

Other Constituencies

In discharging the duties of their respective positions and in determining what is believed to be in the best interests of our company, our board, committees of our board, and individual directors, in addition to considering the effects of any action on FIS or its shareholders, are authorized under a provision of our articles of incorporation to consider the interests of our and our subsidiaries’ employees, customers, suppliers and creditors, the communities in which our offices or other establishments are located, and all other factors the directors consider pertinent. This provision permits our board to consider numerous judgmental or subjective factors affecting a proposal for a business combination, including some non-financial matters, and on the basis of these considerations, our board may be permitted to oppose a business combination or other transaction which, viewed exclusively from a financial perspective, might be attractive to some, or even a majority, of our shareholders.

Amendment of Our Articles of Incorporation

Under the Georgia Code, and except as otherwise provided by our articles of incorporation, amendments to our articles of incorporation generally require the amendment to be recommended to the shareholders by our board and approved at a properly called shareholder meeting by a majority of the votes entitled to be cast on the amendment by each voting group entitled to vote on the amendment.

The Georgia Code provides that certain minor amendments to a corporation’s articles of incorporation may be adopted by the board without shareholder action.

Amendment of Our Bylaws

Under the Georgia Code in general, and subject to our articles of incorporation and the requirements of the business combination and fair price provisions described below, our bylaws may be altered, amended, or repealed by our board or by the affirmative vote of a majority of votes cast by shareholders entitled to vote thereon, where a quorum is present.

Anti-Takeover Legislation - Georgia Law

We are covered by two provisions of the Georgia Code that restrict business combinations with interested shareholders: the business combination provision and the fair price provision. These provisions do not apply to a Georgia corporation unless its bylaws specifically make the statute applicable, and once adopted, in addition to any other vote required by the corporation’s articles of incorporation or bylaws to amend the bylaws, such a bylaw may be repealed only by the affirmative vote of at least two-thirds of the continuing directors and a majority of the votes entitled to be cast by the voting shares of such corporation, other than shares beneficially owned by an interested shareholder and, with respect to the fair price provision, his, her, or its associates and affiliates.

Interested Shareholders Transactions

The business combination provision of the Georgia Code generally prohibits Georgia corporations from entering into certain business combination transactions with any “interested shareholder,” generally defined as any person other than the corporation or its subsidiaries beneficially owning at least 10% of the outstanding voting stock of the corporation, for a period of five years from the date that person became an interested shareholder, unless:

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prior to that shareholder becoming an interested shareholder, the board of directors of the corporation approved either the business combination or the transaction by which the shareholder became an interested shareholder;

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in the transaction in which the shareholder became an interested shareholder, the interested shareholder became the beneficial owner of at least 90% of the voting stock outstanding, excluding, for purposes of determining the number of shares outstanding, “Insider Shares,” as defined below, at the time the transaction commenced; or

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subsequent to becoming an interested shareholder, such shareholder acquired additional shares resulting in the interested shareholder being the beneficial owner of at least 90% of the outstanding voting shares, excluding, for purposes of determining the number of shares outstanding, Insider Shares, and the transaction was approved at an annual or special meeting of shareholders by the holders of a majority of the voting stock entitled to vote thereon, excluding from such vote Insider Shares and voting stock beneficially owned by the interested shareholder.

For purposes of this provision, Insider Shares refers generally to shares owned by:

•	persons who are directors or officers of the corporation, their affiliates, or associates;

•	subsidiaries of the corporation; or

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any employee stock plan under which participants do not have the right, as determined exclusively by reference to the terms of such plan and any trust which is part of such plan, to determine confidentially the extent to which shares held under such plan will be tendered in a tender or exchange offer.

A Georgia corporation’s bylaws must specify that all requirements of this provision apply to the corporation in order for this provision to apply. Our bylaws contain a provision stating that all requirements of this provision, and any successor provision, apply to us.

Fair Price Requirements

The fair price provision of the Georgia Code imposes certain requirements on business combinations of a Georgia corporation with any person who is an “interested shareholder” of that corporation. In addition to any vote otherwise required by law or the corporation’s articles of incorporation, under the fair price provision, business combinations with an interested shareholder must meet one of the three following criteria designed to protect a corporation’s minority shareholders:

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the transaction must be unanimously approved by the “continuing directors” of the corporation, generally directors who served prior to the time an interested shareholder acquired 10% ownership and who are unaffiliated with such interested shareholder, provided that the continuing directors constitute at least three members of the board of directors at the time of such approval;

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the transaction must be recommended by at least two-thirds of the continuing directors and approved by a majority of the votes entitled to be cast by holders of voting shares, other than voting shares beneficially owned by the interested shareholder who is, or whose affiliate is, a party to the business combination; or

•	the terms of the transaction must meet specified fair pricing criteria and certain other tests.

A Georgia corporation’s bylaws must specify that all requirements of the fair price provision apply to the corporation in order for the fair price provision to apply. Our bylaws contain a provision stating that all requirements of the fair price provision, and any successor provisions thereto, apply to us.

Removal of Directors

The Georgia Code also contains a provision commonly referred to as the “removal provision,” which, in the case of a company such as FIS without a staggered board, generally provides that:

•	directors may be removed with or without cause only by a majority vote of the shares entitled to vote for the removal of directors; and

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a director may be removed by a corporation’s shareholders only at a meeting called for the purpose of removing him or her and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the director.

Limitations on Director Liability

Under the provisions of our articles of incorporation, no director shall have any liability to us or to our shareholders for monetary damages for any action taken, or failure to take any action, as a director, except for: (1) any appropriation of any business opportunity of ours in violation of the director’s duties; (2) acts or omissions which involve intentional misconduct or a knowing violation of law; (3) the types of liability set forth in Section 14-2-832 of the Georgia Code (relating to a director’s personal liability for certain corporate distributions); or (4) any transaction from which the director received an improper personal benefit.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

DESCRIPTION OF DEPOSITARY SHARES

We may issue fractional interests in debt securities or preferred stock in the form of depositary shares. The terms of any depositary shares we may offer and the applicable deposit agreement will be stated in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities may be either senior debt securities or subordinated debt securities. The applicable prospectus supplement will describe the terms of any debt securities that we may offer.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preferred stock, common stock or other securities described in this prospectus, or any combination of these securities, and these warrants may be issued independently or together with any underlying securities and may be attached to or separate from the underlying securities. The applicable prospectus supplement will describe the terms of any warrants that we may offer.

DESCRIPTION OF PURCHASE CONTRACTS

As may be specified in a prospectus supplement, we may issue purchase contracts obligating holders to purchase from us, and us to sell to the holders, a number of debt securities, shares of common stock or preferred stock, or other securities described in this prospectus or the applicable prospectus supplement at a future date or dates. The prospectus supplement relating to any purchase contracts will specify the material terms of the purchase contracts and any applicable pledge or depositary arrangements.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. The prospectus supplement will describe the terms of any such units.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

•	to or through underwriters or dealers for resale to the public or to institutional investors;

•	directly to institutional investors;

•	through agents to the public or to institutional investors; or

•	through a combination of any of these methods of sale.

The prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds to be received by us from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the securities may be listed.

If we use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

The securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. The prospectus supplement will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

If we sell the securities directly or through agents designated by us, we will identify any agent involved in the offering and sale of the securities and will list any commissions payable by us to the agent in the accompanying prospectus supplement. Unless indicated otherwise in the prospectus supplement, any such agent will be acting on a best-efforts basis to solicit purchases for the period of its appointment.

We may authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase securities and provide for payment and delivery on a future date specified in an accompanying prospectus supplement. We will describe any such arrangement in the prospectus supplement. Any such institutional investor may be subject to limitations on the minimum amount of securities that it may purchase or on the portion of the aggregate principal amount of such securities that it may sell under such arrangements. Institutional investors from which such authorized offers may be solicited include:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies;

•	educational and charitable institutions; and

•	such other institutions as we may approve.

Underwriters, dealers, agents and remarketing firms, and their control persons, may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers, agents and remarketing firms may be required to make. Underwriters, dealers, agents and remarketing agents may be customers of, engage in transactions with, or perform services for us or our affiliates in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market other than our Common Stock which is listed on the New York Stock Exchange. Any Common Stock sold will be listed on the New York Stock Exchange, upon official notice of issuance, unless stated otherwise in the applicable prospectus supplement. The securities, other than the Common Stock, may or may not be listed on a national securities exchange. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

The applicable prospectus supplement will describe the plan of distribution with regard to any shares to be sold by selling shareholders.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain our SEC filings from the SEC’s website at http://www.sec.gov.

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Statements made in this prospectus as to the contents of any contract, agreement or other document are not necessarily complete, and, in each instance, we refer you to a copy of such document filed as an exhibit to the registration statement, of which this prospectus is a part, or otherwise filed with the SEC. The information incorporated by reference is considered to be part of this prospectus. When we file information with the SEC in the future, that information will automatically update and supersede this information. We incorporate by reference the documents listed below (other than information in such documents that is not deemed to be filed) and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act after the initial filing of the registration statement that contains this prospectus and until the termination of the offering of the securities covered by this prospectus:

•	our annual report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 23, 2022;

•	our quarterly report on Form 10-Q for the period ended March 31, 2022, filed with the SEC on May 3, 2022;

•	our definitive proxy statement on Schedule 14A, filed with the SEC on April 15, 2022, as amended by Amendment No. 1 thereto, filed with the SEC on May 16, 2022;

•	our current reports on Form 8-K, filed with the SEC on January 14, 2022, February 8, 2022, March 21, 2022, April 22, 2022, May 26, 2022 and June 1, 2022; and

•

the description of our Common Stock, par value $0.01 per share, included in our registration statement on Form 10, as amended, filed with the SEC on June 11, 2001, under the Securities Exchange Act, including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing to or telephoning us at:

Corporate Secretary

Fidelity National Information Services, Inc.

601 Riverside Avenue

Jacksonville, Florida 32204

(904) 438-6000

You should rely only on the information contained in or incorporated by reference in this prospectus and any supplements to this prospectus or in any permitted free writing prospectuses we have authorized for use with respect to the applicable offering or transaction. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information provided in this prospectus or incorporated by reference in this prospectus or in any such free writing prospectus we have authorized is accurate as of any date other than the date on the front of this prospectus or the date of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

LEGAL MATTERS

Certain matters with respect to the validity of the securities offered hereby will be passed upon for us by Willkie Farr & Gallagher LLP, New York, New York, and certain matters with respect to Georgia law will be passed upon for us by Nelson Mullins Riley & Scarborough LLP, Atlanta, Georgia. Additional legal matters may be passed upon for us and for any underwriters, dealers or agents by counsel which we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Fidelity National Information Services, Inc. and subsidiaries as of December 31, 2021 and 2020, and for each of the years in the three-year period ended December 31, 2021, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2021 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The expenses relating to the registration of the securities will be borne by the registrant. Such expenses are estimated to be as follows:

Securities and Exchange Commission Registration Fee	$	*
New York Stock Exchange listing fee		**
Printing and engraving fees and expenses		**
Accounting fees and expenses		**
Legal fees and expenses		**
Blue sky fees and expenses		**
Trustee’s fees and expenses		**
Miscellaneous		**

Total	$	**

*

The Registrant is registering an indeterminate amount of securities under this Registration Statement and in accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of the registration fee.

**

Because an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are not currently determinable. An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

Georgia Business Corporation Code. Subsection (a) of Section 14-2-851 of the Georgia Business Corporation Code (the “Georgia Code”) provides that a corporation may indemnify an individual who is a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if: (1) such individual conducted himself or herself in good faith; and (2) such individual reasonably believed: (A) in the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation; (B) in all other cases, that such conduct was at least not opposed to the best interests of the corporation; and (C) in the case of any criminal proceeding, that the individual had no reasonable cause to believe such conduct was unlawful. Subsection (c) of Section 14-2-851 of the Georgia Code provides that the termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, is not, of itself, determinative that the director did not meet the standard of conduct described in Section 14-2-851 of the Georgia Code. Subsection (d) of Section 14-2-851 of the Georgia Code provides that a corporation may not indemnify a director: (1) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct; or (2) in connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity. Notwithstanding the foregoing, pursuant to Section 14-2-854 of the Georgia Code, a court shall order a corporation to indemnify or give an advance for expenses to a director if, after application by a director for indemnification or advancement of expenses, such court determines the director is entitled to indemnification under the indemnification provisions of the Georgia Code or if it determines that in view of all relevant circumstances, it is fair and reasonable, even if the director has not met the standard of conduct set forth in subsections (a) and (b) of Section 14-2-851 of the Georgia Code or was adjudged liable in a proceeding referred to in paragraph (1) or (2) of subsection (d) of Section 14-2-851 of the Georgia Code, but if the director was adjudged so liable, the indemnification shall be limited to reasonable expenses incurred in connection with the proceeding.

Section 14-2-852 of the Georgia Code provides that a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because he or she was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding. Section 14-2-857 of the Georgia Code provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation to the same extent as a director. If the officer is not a director (or if the officer is a director but the sole basis on which he or she is made a party to the proceeding is an act or omission solely in his or her capacity as an officer), the corporation may also indemnify and advance expenses to such officer to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors, or contract, except for liability arising out of conduct that constitutes: (A) appropriation, in violation of his or her duties, of any business opportunity of the corporation; (B) acts or omissions which involve intentional misconduct or a knowing violation of law; (C) the types of liability set forth in Section 14-2-832 of the Georgia Code, or (D) receipt of an improper personal benefit. Subsection (c) of Section 14-2-857 of the Georgia Code provides that an officer of the corporation who is not a director is entitled to mandatory indemnification under Section 14-2-852 of the Georgia Code and may apply to a court under Section 14-2-854 of the Georgia Code for indemnification or advances for expenses, in each case to the same extent to which a director may be entitled to indemnification or advances for expenses under those provisions. Finally, a corporation may also indemnify an employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action by its board of directors, or contract.

FIS’ Bylaws. Article V of FIS’ bylaws requires FIS to indemnify and hold harmless any director or officer who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action, suit or proceeding whether civil, criminal, administrative, or investigative, including any action or suit by or in the right of FIS, because such person is or was a director or officer of FIS against liability incurred in such proceeding. FIS’ bylaws generally prohibit FIS from indemnifying any officer or director who is adjudged liable to FIS or is subjected to injunctive relief in favor of FIS for:

•	any appropriation, in violation of the director’s or officer’s duties, of any business opportunity of FIS;

•	acts or omissions that involve intentional misconduct or a knowing violation of law;

•	unlawful corporate distributions as set forth in Section 14-2-832 of the Georgia Code; or

•	any transactions from which the director or officer derived an improper personal benefit.

In each case, if any person is entitled to indemnification by FIS for some portion of liability incurred, but not the total amount thereof, FIS shall indemnify such person for the portion of such liability to which such person is entitled.

FIS’ bylaws require FIS, under certain circumstances, to advance expenses to its officers and directors who are parties to an action, suit, or proceeding for which indemnification may be sought. The indemnification provided by the Georgia Code and FIS’ bylaws is not exclusive of any other rights to which a director or officer of FIS may be entitled. FIS’ directors and officers are insured against losses arising from any claim against them as such for wrongful acts or omissions, subject to certain limitations.

Item 16.	List of Exhibits.

The Exhibits to this registration statement are listed in the Index to Exhibits beginning on page II-5.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)

that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5)

that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

INDEX TO EXHIBITS

1.1*	Form of Underwriting Agreement.

3.1	Amended and Restated Articles of Incorporation of Fidelity National Information Services, Inc. (“FIS”) (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K of FIS filed on February 6, 2006).

3.2	Articles of Amendment to the Articles of Incorporation of Fidelity National Information Services, Inc. (incorporated by reference to Exhibit 3.2 to Annual Report on Form 10-K of FIS for the year ended December 31, 2012, filed on February 26, 2013).

3.3	Articles of Amendment to the Articles of Incorporation of Fidelity National Information Services, Inc. (incorporated by reference to Exhibit 3.1 to Quarterly Report on Form 10-Q of FIS for the quarter ended June 30, 2014, filed on August 7, 2014).

3.4	Articles of Amendment to the Articles of Incorporation of Fidelity National Information Services, Inc. (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K of FIS filed on July 31, 2019).

3.5	Fifth Amended and Restated Bylaws of Fidelity National Information Services, Inc. (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K of FIS filed on April 22, 2022).

4.1	Senior Indenture, dated as of April 15, 2013, among the Registrant, certain other parties and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K of FIS filed on April 15, 2013).

4.2	Form of Subordinated Indenture, between the Registrant and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.2 to Registration Statement on Form S-3 of FIS filed on March 5, 2013).

4.3	Form of certificate representing Fidelity National Information Services, Inc. Common Stock (incorporated by reference to Exhibit 4.3 to Registration Statement on Form S-3 of FIS filed on February 6, 2006).

4.4*	Form of Warrant Agreement.

4.5*	Form of Deposit Agreement.

4.6*	Form of Purchase Contract Agreement.

4.7*	Form of Pledge Agreement.

4.8*	Form of Unit Agreement.

5.1	Opinion of Willkie Farr & Gallagher LLP.

5.2	Opinion of Nelson Mullins Riley & Scarborough LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1).

23.3	Consent of Nelson Mullins Riley & Scarborough LLP (included in Exhibit 5.2).

24.1	Powers of Attorney (included on signature page).

25.1	Statement of Eligibility on Form T-1 of The Bank of New York Mellon Trust Company, N.A., as Trustee for the Senior Indenture dated as of April 15, 2013.

25.2	Statement of Eligibility on Form T-1 of The Bank of New York Mellon Trust Company, N.A., as Trustee for the form of Subordinated Indenture.

107	Filing Fee Table.

*	To be filed by amendment or in a document that will be incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on June 21, 2022.

FIDELITY NATIONAL INFORMATION SERVICES, INC.

By: /s/ Caroline Tsai
Name: Caroline Tsai Title: Corporate Executive Vice President and Chief Legal Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Caroline Tsai and Charles H. Keller, or either of them, as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-3, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gary A. Norcross Gary A. Norcross	Chairman and Chief Executive Officer (Principal Executive Officer)	June 21, 2022

/s/ James W. Woodall James W. Woodall	Corporate Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 21, 2022

/s/ Thomas K. Warren Thomas K. Warren	Corporate Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	June 21, 2022

/s/ Ellen R. Alemany Ellen R. Alemany	Director	June 21, 2022

/s/ Vijay D’Silva Vijay D’Silva	Director	June 21, 2022

/s/ Jeffrey A. Goldstein Jeffrey A. Goldstein	Director	June 21, 2022

Signature	Title	Date

/s/ Lisa A. Hook Lisa A. Hook	Director	June 21, 2022

/s/ Keith W. Hughes Keith W. Hughes	Director	June 21, 2022

/s/ Kenneth T. Lamneck Kenneth T. Lamneck	Director	June 21, 2022

/s/ Gary L. Lauer Gary L. Lauer	Director	June 21, 2022

/s/ Louise M. Parent Louise M. Parent	Director	June 21, 2022

/s/ Brian T. Shea Brian T. Shea	Director	June 21, 2022

/s/ James B. Stallings, Jr. James B. Stallings, Jr.	Director	June 21, 2022

/s/ Jeffrey E. Stiefler Jeffrey E. Stiefler	Director	June 21, 2022